Exhibit 10.27

1585 Broadway
New York, NY 10036
tel. 212 761-4000

January 17, 2002

PERSONAL AND CONFIDENTIAL

Mr. Asghar D. Mostafa
President & CEO
Advanced Switching Communications, Inc.
8330 Boone Boulevard, 5th Floor
Vienna, Virginia 22182

Dear Asghar:

Pursuant to our recent discussions, this letter will confirm that Morgan Stanley & Co. Incorporated (“Morgan Stanley”) and Advanced Switching Communications, Inc. (“ASC”) have agreed to modify certain provisions of the engagement letter, dated as of October 24, 2001 (the “Engagement Letter”), between Morgan Stanley and ASC as described below. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Engagement Letter.

We hereby agree that if a Transaction is accomplished, the Transaction Fee will be $1,250,000. We further agree that $625,000 will become payable and is to be paid by ASC by wire transfer upon the signing of a definitive agreement. The remaining $625,000 of the Transaction Fee will become payable and is to be paid by ASC by wire transfer in accordance with the terms of the Engagement Letter.

We confirm that the remainder of the terms of the Engagement Letter and the related Indemnity Letter dated October 24, 2001 remain in full force and effect.

If you are in agreement with the foregoing, please indicate by signing and returning one copy of this letter, which will constitute our agreement with respect to the subject matter hereof.

Very truly yours,

MORGAN STANLEY & CO. INCORPORATED

By:	/s/ James M. Head James M. Head Executive Director

Accepted:

ADVANCED SWITCHING COMMUNICATIONS, INC.

By:	/s/ Sherry L. Rhodes

Title:	VP, GC

Date:	January 25, 2002